UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

MGM Resorts International

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(Address of principal executive offices – Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 693-7120

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRF § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 6, 2020, MGM Resorts International (the “Company”) and Robert Selwood mutually agreed to terminate his employment as the Company’s Executive Vice President and Chief Accounting Officer in connection with Mr. Selwood’s retirement, effective November 6, 2020. Mr. Selwood’s departure is not related to any disagreement with the Company’s accounting policies or practices.

(c) Effective November 6, 2020, Todd Meinert, age 46, who has served as the Company’s Senior Vice President of Financial Reporting since April 2016 and as the Company’s Vice President of Financial Reporting since September 2009, assumed the position of principal accounting officer.  Mr. Meinert has no family relationships with any of our directors or executive officers and there are no transactions in which Mr. Meinert has an interest in that would require disclosure under Item 404(a) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Meinert becoming the principal accounting officer, and there was no grant or award to Mr. Meinert or modification thereto under any such plan, contract, or arrangement in connection with such appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International

Date: November 6, 2020	By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Chief Corporate Counsel & Assistant Secretary